UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2022

Seelos Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-22245	87-0449967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 2nd Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (646) 293-2100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SEEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dr. Mehra Employment Agreement

On January 10, 2022, Seelos Therapeutics, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement with Raj Mehra, Ph.D., the Company’s President and Chief Executive Officer (the "Employment Agreement"), amending and restating that certain Employment Agreement between the Company and Dr. Mehra dated as of March 20, 2019 (the “Current Agreement”). The Employment Agreement will become effective on March 20, 2022 immediately upon expiration of the Current Agreement. Pursuant to the Employment Agreement, Dr. Mehra will continue to serve as the Company’s President and Chief Executive Officer, his annualized salary will be $561,688 and he will be eligible to receive an annual performance bonus of 50% of his base salary. Dr. Mehra's employment under the Employment Agreement is for an initial term of three years and will be on an "at will" basis.

Pursuant to the Employment Agreement, if Dr. Mehra is terminated by the Company without cause or by Dr. Mehra for good reason (a "Covered Termination") outside of the period commencing three months prior to a change in control and ending 12 months after a change in control (a "Change in Control Period"), the Company will pay to Dr. Mehra an amount equal to the sum of his annual base salary and the annual bonus earned by Dr. Mehra for the fiscal year immediately preceding the fiscal year in which the termination occurs, and a pro-rata portion of his earned annual bonus for the fiscal year in which the termination occurs. Additionally, the vesting of any outstanding equity awards that are scheduled to vest solely subject to continued service or employment shall accelerate so that such awards shall be vested to the same extent as if Dr. Mehra had provided an additional 12 months of service from the date of his termination. The Company will also either continue to provide Dr. Mehra and his dependents coverage under the Company’s group health plan at its sole expense or reimburse Dr. Mehra for such coverage for twelve months from the date of termination.

Further, if Dr. Mehra experiences a Covered Termination during a Change in Control Period, the Company will pay to Dr. Mehra an amount equal to 1.5 times the sum of his annual base salary and the annual bonus earned by Dr. Mehra for the fiscal year immediately preceding the fiscal year in which the termination occurs, and a pro-rata portion of his earned annual bonus for the fiscal year in which the termination occurs. Additionally, the vesting of any outstanding equity awards that are scheduled to vest solely subject to continued service or employment shall accelerate so that such awards shall be fully vested. The Company will also either continue to provide Dr. Mehra and his dependents coverage under its group health plan at its sole expense or reimburse Dr. Mehra for such coverage for 18 months from the date of termination.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement that is filed herewith as Exhibit 10.1 and incorporated herein by reference.

2021 Bonuses

On January 5, 2022, the Company’s Compensation Committee approved the payment of a cash bonus of $287,375 to Dr. Mehra and $97,350 to Michael Golembiewski, the Company’s Chief Financial Officer, for fiscal 2021.

1

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

10.1	Amended and Restated Employment Agreement by and between Seelos Therapeutics, Inc. and Raj Mehra, Ph.D., dated as of January 10, 2022.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

 *   *   *

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seelos Therapeutics, Inc.

Date: January 10, 2022	By:	/s/ Raj Mehra, Ph.D.
Name: Raj Mehra, Ph.D.
Title: Chief Executive Officer and President